EXHIBIT 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

WEST CO LLC,
the Buyer

C&D IT LLC, EFG KIRKWOOD LLC AND EFG PALISADES LLC,
collectively, the Companies

and

AFG INVESTMENT TRUST C LIQUIDATING TRUST
and
AFG INVESTMENT TRUST D LIQUIDATING TRUST,
together, the Sellers

July 24, 2006

TABLE OF CONTENTS

PAGE

ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION	1

1.1.	Definitions	1
1.2.	Certain Interpretive Matters	6
1.3.	Acknowledgment Regarding Negotiation and Preparation of Agreement	7

ARTICLE 2 PURCHASE AND SALE OF THE INTERESTS	7

2.1.	Purchase and Sale of the Interests	7
2.2.	Purchase Price; Payment; Deposit and Delivery into Escrow	7
2.3.	Additional Consideration for Sellers	8

ARTICLE 3 THE CLOSING	8

3.1.	Closing and Closing Date	8
3.2.	Documents and Items to Be Delivered to the Buyer by the Sellers	8
3.3.	Documents and Items to Be Delivered to the Sellers by the Buyer	9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLERS	10

4.1.	Issuance of the Interests; Sellers’ Title to the Interests	10
4.2.	No Conflict	10
4.3.	Enforceability	10
4.4.	Brokers	10
4.5.	Litigation	11
4.6.	Consequential Damages and Lost Profits	11

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE BUYER	11

5.1.	Organization	11
5.2.	Authority of the Buyer	11
5.3.	Enforceability	11
5.4.	No Violation or Conflict; Consents	11
5.5.	Brokers	12
5.6.	Investment Intent	12
5.7.	Litigation	12
5.8.	Consequential Damages and Lost Profits; Buyer Due Diligence	12

ARTICLE 6 COVENANTS OF THE PARTIES	13

6.1.	Conduct of Business of the Companies	13
6.2.	Notification of Certain Matters	13

ARTICLE 7 CONDITIONS TO CLOSING	13

7.1.	Conditions to Obligations of the Sellers	13
7.2.	Conditions to Obligations of the Buyer	14

ARTICLE 8 TERMINATION	14

8.1.	Termination	14
8.2.	Effect of Termination	15

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ARTICLE 9 INDEMNIFICATION	16

9.1.	Survival	16
9.2.	Terms of Indemnification	17
9.3.	Procedures with Respect to Third-Party Claims	17
9.4.	Indemnification Cap and Threshold	18
9.5.	Additional Indemnification Provisions	18
9.6.	Exclusive Remedy	19

ARTICLE 10 GENERAL PROVISIONS	19

10.1.	Parties in Interest; Successors and Assigns; No Third Party Rights	19
10.2.	Assignment	19
10.3.	Notices	20
10.4.	Entire Agreement	20
10.5.	Counterparts and Facsimile Signature	20
10.6.	Severability	20
10.7.	Amendment	20
10.8.	Waiver	20
10.9.	Further Assurances	21
10.10.	Legal Counsel	21
10.11.	Expenses	21
10.12.	Governing Law	21

Exhibits

A  - Interests
B  - Escrow Agreement
C-1 - Assignment Instructions (AFG Investment Trust C Liquidating Trust)
C-2 - Assignment Instructions (AFG Investment Trust D Liquidating Trust)

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 24, 2006, by and among West Co LLC, a Florida limited liability company (the “Buyer”), C&D IT LLC, a Delaware limited liability company (“C&D”), EFG Kirkwood LLC, a Delaware limited liability company (“Kirkwood”) and EFG Palisades LLC, a Delaware limited liability company (“Palisades”) (C&D, Kirkwood and Palisades, each a “Company” and together, the “Companies), and Wilmington Trust Company, not in its individual capacity but solely as Liquidating Trustee of each of AFG Investment Trust C Liquidating Trust and AFG Investment Trust D, each a Delaware liquidating trust (each a “Seller” and together, the “Sellers”).

RECITALS

WHEREAS, the Sellers are the owners of all of the outstanding units of interest of the Companies set forth on Exhibit A hereto (collectively, the “Interests”); and

WHEREAS, the Buyer desires to purchase the Interests from the Sellers, and the Sellers desire to sell the Interests to the Buyer, all upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION

1.1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Additional Consideration” has the meaning set forth in Section 2.3.

“Affiliate(s)” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person on or after the date of this Agreement. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 25% or more of the voting securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the introduction to this Agreement.

“Assignment Instructions” means those certain Assignment Instructions in the form of Exhibit C hereto.

“Breach” means (a) any inaccuracy in, or breach or violation of, or default under, or failure to perform or comply with, any representation or warranty of this Agreement or any of the other Transaction Documents; or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with any such representation or warranty.

“Buyer” has the meaning set forth in the introduction to this Agreement.

“Buyer Party” means (a) prior to the Closing, the Buyer, its Affiliates and its stockholders, directors, officers, employees, agents, advisors and other representatives, including legal counsel, accountants and financial advisors; and (b) from and after Closing, the Buyer and its Affiliates, the Companies and their Affiliates and their respective stockholders, directors, officers, employees, agents, advisors and other representatives, including legal counsel, accountants and financial advisors.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated pursuant thereto.

“Company” has the meaning set forth in the introduction to this Agreement.

“Consent” means any consent, approval, license, ratification, waiver, novation, award or other authorization, including any Permit.

“Contract” means any agreement, contract, instrument, obligation, commitment, covenant, understanding, promise, promissory note, bond, indenture, insurance policy, deed, lease, license, franchise, invoice, quotation, purchase order, sales order or other obligation, undertaking or arrangement (whether written or oral and whether express or implied) that is legally binding.

“Damages” means any and all losses, charges, claims, damages, liabilities, obligations, judgments, settlements, taxes, fines, penalties, awards, demands, offsets, costs, deficiencies and expenses including reasonable attorney and expert fees, whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing.

“Deposit” has the meaning set forth in Section 2.2(c).

“Escrow Agent” means Wilmington Trust Company.

“Escrow Agreement” means that certain Escrow Agreement by and among the Buyer, the Sellers, the Companies and the Escrow Agent in the form attached as Exhibit B hereto.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means: (a) any nation, state, county, city, town, municipality, village, district, territory or other jurisdiction of any nature; (b) any federal, state, municipal or local governmental or quasi-governmental entity or authority of any nature; (c) any court or tribunal exercising or entitled to exercise judicial authority or power of any nature; (d) any multinational organization or body; and (e) any department or subdivision of any of the foregoing, including any commission, branch, board, bureau, agency, official or other instrumentality exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Indebtedness” means with respect to the Company, at any date, without duplication: (a) all obligations of the Company for borrowed money, whether current, short-term or long-term, secured or unsecured, including all principal, interest, premiums, fees, expenses, overdrafts and pre-payment and other penalties with respect thereto; (b) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of the Company to pay the deferred purchase price of property or services, except trade payables incurred in the Ordinary Course of Business; (d) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (e) all capital lease obligations; (f) any Liability of the Company with respect to interest rate swaps, collars, caps and similar hedging obligations; and (g) all Indebtedness of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by the Company or secured by any assets of the Company. For purposes of this definition, “capital lease obligations” means the obligations of the Company that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with GAAP together with all obligations to make termination payments under such capital lease obligations.

“Indemnification Cap” has the meaning set forth in Section 9.4(a).

“Indemnification Threshold” has the meaning set forth in Section 9.4(b).

“Indemnified Party” has the meaning set forth in Section 9.3.

“Indemnifying Party” has the meaning set forth in Section 9.3.

“Interests” has the meaning set forth in the Recitals to this Agreement.

“Law” means (a) any constitution, statute, code, ordinance, regulation, treaty, rule, common law, policy, interpretation or guidance document enacted, published or promulgated by any Governmental Authority; and (b) with respect to a particular Person, the terms of any Order binding upon such Person or its assets or properties.

“Liability” means any liability, Indebtedness or other obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated.

“Lien” means any charge, claim, mortgage, lease, sublease, occupancy agreement or similar Contract, tenancy, right-of-way, easement, collateral assignment, restrictive covenant, encroachment, burden, condition, Order, community property interest, equitable interest, security interest, lien (statutory or otherwise), pledge, hypothecation, option, right of first refusal or other restriction, limitation, exception or encumbrance of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Material Adverse Effect” means a material adverse effect on the business, operations, condition (financial or otherwise), results of operations, rights, assets (including intangible assets) or liabilities of the Company or a material adverse effect on the ability of the Company or the Sellers to consummate and perform in a timely manner the transaction contemplated by this Agreement.

“Material Adverse Event” means any one or more events, changes, circumstances, conditions, violations or developments (whether or not arising in the Ordinary Course of Business), which has had or have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

“Order” means any order, injunction (whether temporary, preliminary or permanent), ruling, decree (including any consent decree), writ, subpoena, verdict, charge, assessment, Consent or other decision entered, issued, made or rendered by any court or other Governmental Authority or by any arbitrator.

“Ordinary Course of Business” means, with respect to a particular Person, an action taken by, or the conduct of, such Person that is:

(a) consistent with the past practices of such Person in timing, frequency, amount and otherwise and taken in the ordinary course of the normal day-to-day operations of such Person;

(b) not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c) similar in nature and magnitude to actions customarily taken by, or the conduct of, such Person, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” means, with respect to a particular Person, (a) if such Person is a corporation, its certificate or articles of incorporation, organization or formation and its by-laws; (b) if such Person is a general partnership, its partnership agreement and any statement of partnership; (c) if such Person is a limited partnership, its certificate of limited partnership and its limited partnership agreement; (d) if such Person is a limited liability company, its certificate or articles of formation or organization and limited liability company or operating agreement; (e) any other charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; and (f) any amendment to any of the foregoing.

“Permit” means any permit, license, Consent, exemption, variance, registration, security clearance or other authorization issued or granted by any Governmental Authority.

“Permitted Liens” means any: (a) Liens for current Taxes not yet due (other than Taxes arising out of the transactions contemplated by this Agreement); (b) Liens of carriers, laborers, materialmen, mechanics, repairmen or warehousemen, and other similar Liens imposed by Law and arising in the Ordinary Course of Business for Liabilities not yet due; and (c)  Liens of record or other minor defects of title that do not and could not interfere with the use of such real property or materially diminish the value thereof.

“Person” means any individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture, association, corporation, limited liability company, trust, business trust, estate, Governmental Authority or other entity.

“Proceeding” means any action, claim, complaint, charge, arbitration, audit, hearing, investigation, inquiry, suit, litigation or other proceeding (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

“Seller Party” means (a) prior to Closing, the Sellers and the Companies, and (b) from and after Closing, the Sellers.

“Seller” or “Sellers” has the meaning set forth in the introduction to this Agreement.

“Seller’s Counsel” means Putney, Twombly, Hall & Hirson LLP.

“Tax” or “Taxes” means, however denominated, all federal, state, local, territorial, foreign and other taxes, levies, fees, deficiencies, imposts, assessments, impositions or other government charges of whatever nature, including all net income, gross income, estimated income, gross receipts, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, social security, unemployment, worker’s compensation, commercial rent, withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, recapture, license, lease, severance, capital, production, corporation, ad valorem, excise, custom, duty, escheat, built in gain pursuant to Code Section 1374 or similar tax, including any interest, fines, penalties and additions (to the extent applicable) thereon or thereto, whether disputed or not, and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any Contract with any other Person, and including any Liability for taxes of a predecessor.

“Transaction Documents” means this Agreement and all other agreements, certificates, instruments and other documents being delivered pursuant to this Agreement or pursuant to such other agreements, certificates, instruments and other documents.

1.2. Certain Interpretive Matters.

(a) General Rules of Construction. In this Agreement, unless the context otherwise requires:

(i) words of the masculine or neuter gender shall include the masculine and/or feminine gender, and words in the singular number or in the plural number shall each include the singular number or the plural number;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(iii) reference to any agreement (including this Agreement) or other Contract or any document means such agreement, Contract or document as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(iv) any accounting term used and not otherwise defined in this Agreement or any other Transaction Document has the meaning assigned to such term in accordance with GAAP;

(v) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term;

(vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;”

(vii) “hereto”, “herein”, “hereof”, “hereinafter” and similar expressions refer to this Agreement in its entirety, and not to any particular Article, Section, paragraph or other part of this Agreement;

(viii) reference to any “Article” or “Section” means the corresponding Article(s) or Section(s) of this Agreement;

(ix) the descriptive headings of Articles, Sections, paragraphs and other parts of this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement or any of the terms or provisions hereof;

(x) references to dollars or “$” in this Agreement shall mean United States Dollars;

(xi) reference to any Law or Order, means (A) such Law or Order as amended, modified, codified, supplemented or reenacted, in whole or in part, and in effect from time to time; and (B) any comparable successor Laws or Orders; and

(xii) any Contract, instrument, insurance policy, certificate or other document defined or referred to in this Agreement or in any other Transaction Document means such Contract, instrument, insurance policy, certificate or other document as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or Consent and all attachments thereto and instruments and other documents incorporated therein.

1.3 Acknowledgment Regarding Negotiation and Preparation of Agreement. The parties hereto further acknowledge and agree that: (i) this Agreement is the result of negotiations between the parties hereto and shall not be deemed or construed as having been drafted by any one party, (ii) each of the parties hereto and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any exhibits and schedules attached hereto) and have contributed to its preparation, (iii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (iv) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. The parties hereto recognize that Wilmington Trust Company will be acting as Escrow Agent with respect to the transactions contemplated hereby, and as ]the Liquidating Trustee of each of the Sellers. Each of the parties hereto recognizes that acting in both capacities creates a potential conflict of interest with respect to Wilmington Trust Company, and each party hereto hereby waives any and all such conflicts of interest.

ARTICLE 2

PURCHASE AND SALE OF THE INTERESTS

2.1. Purchase and Sale of the Interests. Upon and subject to the terms and provisions of this Agreement, at the Closing, the Buyer will purchase and accept delivery of the Interests from the Sellers, and the Sellers shall sell, assign, transfer and deliver all of the Interests to the Buyer free and clear of all Liens.

2.2. Purchase Price; Payment; Deposit and Delivery into Escrow.

(a) Purchase Price; Allocation. The total purchase price for the Interests will be Five Million Four Hundred Ten Thousand Dollars ($5,410,000) (the “Purchase Price”) and shall be allocated to the Interests in accordance with Exhibit A.

(b) Payment. The Purchase Price shall be paid at the Closing in accordance with the Escrow Agreement.

(c) Delivery of Deposit into Escrow. On the date hereof, the Buyer shall deposit with the Escrow Agent in immediately available funds by wire transfer One Hundred Thousand Dollars ($100,000.00) as a deposit (the “Deposit”), which shall be offset against the Purchase Price at Closing; however; the Deposit shall not be considered part of the Purchase Price as the Deposit shall be non-refundable except as expressly set forth in Section 8.2(b).

2.3. Additional Consideration for Sellers. In the event that, within the eighteen month period following the Closing commencing on the date of the Closing (the “Closing Date”), either of the Sellers provides written notice to the Buyer that BMIF/BSLF II Rancho Malibu Limited Partnership (the “Partnership”) has received a grading permit from the appropriate regulatory agencies relating to the Land (as defined in the Partnership’s Amended and Restated Limited Partnership Agreement, as amended), then the Buyer shall promptly, but in no event later than three (3) business days after such notice, pay an additional $300,000 to the Sellers, allocated in accordance with each Sellers’ interest in C&D IT LLC as set forth on Exhibit A (such amount, the “Additional Consideration”).

ARTICLE 3

THE CLOSING

3.1. Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned in accordance with the terms and provisions of Article 8, the purchase and sale of the Interests (the “Closing”) shall take place at 10:00 a.m. (Boston time) on a date to be designated by the Buyer and the Sellers upon the satisfaction or waiver of all of the conditions to the respective obligations of the parties set forth in Article 7), in accordance with the terms of the Escrow Agreement. The Closing shall take place at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110.

3.2. Documents and Items to Be Delivered to the Buyer by the Sellers. At the Closing, the Sellers will deliver to the Buyer:

(i) Signature pages to the Assignment Instructions, fully executed by the Sellers and dated as of the Closing Date;

(ii) A certificate in form and substance reasonably acceptable to the Buyer, dated the Closing Date, executed by the manager(s) of each Company, certifying: (i) that attached thereto is a true, correct and complete copy of the Organizational Documents of such Company, including all amendments thereto, as in effect on the Closing Date; (ii) that attached thereto is a true and complete copy of the resolutions duly adopted by the manager(s) of such Company authorizing the execution and delivery of this Agreement and each of the other Transaction Documents to which such Company is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the Closing Date; and (iii) as to the incumbency of the manager(s) and officers of such Company and their signatures;

(iii) A certificate in form and substance reasonably acceptable to the Buyer, dated the Closing Date, executed by Wilmington Trust Company, the Liquidating Trustee of each Seller, certifying that attached thereto is a true, correct and complete copy of the Organizational Documents of each Seller, including all amendments thereto, as in effect on the Closing Date;

(iv) A certificate, in form and substance reasonably acceptable to the Buyer, dated the Closing Date, executed by the manager(s) of each Company, certifying that (i) the representations and warranties of such Company set forth in this Agreement were true, correct and complete at and as of the date hereof and the Closing Date (provided that representations and warranties which are confined to a specific date shall speak only as of such date); and (ii) that such Company has performed in accordance with the terms thereof each of its agreements and obligations set forth in this Agreement and each of the other Transaction Documents to which the Company is a party to be performed prior to the Closing;

(v) A certificate, in form and substance reasonably acceptable to the Buyer, dated the Closing Date, executed by the Liquidating Trustee of each of the Sellers, certifying that (i) the representations and warranties of the Sellers set forth in this Agreement were true, accurate and complete at and as of the date hereof and the Closing Date (provided that representations and warranties which are confined to a specific date shall speak only as of such date); and (ii) each of the Sellers performed its respective or joint agreements and obligations set forth in this Agreement and each of the other Transaction Documents to which the Sellers are a party to be performed prior to the Closing;

(vi) Certificate of good standing for each Company from the Secretary of State of the State of Delaware dated not earlier than ten (10) days prior to the Closing Date; and

(vii) Such other certificates and documents as the Buyer or the Buyer’s Counsel may reasonably request.

3.3. Documents and Items to Be Delivered to the Sellers by the Buyer. At the Closing, the Buyer will deliver to the Sellers:

(i) in immediately available funds by wire transfer, an amount equal to the Purchase Price less the Deposit, payable as set forth on Exhibit A hereto;

(ii) A certificate, in form and substance reasonably acceptable to the Sellers, executed by an authorized officer of the Buyer, dated the Closing Date, and certifying (i) that attached thereto are true and complete copies of the Organizational Documents of the Buyer, including all amendments thereto, as in effect on the Closing Date; (ii) that attached thereto are the votes duly adopted by the Board of Directors or Manager(s) of the Buyer, as applicable, authorizing the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party, and that such votes have not been modified, rescinded or amended and are in full force and effect as of the Closing Date; and (iii) as to the incumbency of the Buyer’s officers and their signatures;

(iii) A certificate, in form and substance reasonably acceptable to the Sellers, executed by an authorized officer of the Buyer, dated the Closing Date, and certifying as to the accuracy of the Buyer’s representations and warranties at and as of the Closing and the performance by the Buyer of its agreements and obligations set forth in this Agreement and each of the other Transaction Documents to which it is a party to be performed prior to the Closing; and

(iv) Such other certificates and documents as the Sellers or the Sellers’ Counsel may reasonably request.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers severally, but not jointly and severally, hereby represent and warrant to the Buyer as follows:

4.1 Issuance of the Interests; Sellers’ Title to the Interests.

(a) EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 4, THE INTERESTS SOLD PURSUANT TO THIS AGREEMENT ARE SOLD, CONVEYED, ASSIGNED AND TRANSFERRED ON AN “AS IS, WHERE IS” BASIS “WITH ALL FAULTS.” EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE, EACH OF THE SELLERS MAKES NO REPRESENTATIONS OR WARRANTIES, TERMS, CONDITIONS, UNDERTAKINGS OR COLLATERAL AGREEMENTS OF ANY NATURE, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, CONCERNING THE INTERESTS OR THE CONDITION, DESCRIPTION, QUALITY, QUANTITY OR ANY OTHER THING AFFECTING OR RELATING TO THE INTERESTS OR THE OPERATION OR USE BY THE BUYER OF ANY OF THE INTERESTS.

(b) The Interests are duly authorized, validly issued, fully paid and non-assessable. Each of the Sellers has good title to and is the lawful, legal, record and beneficial owner of the Interests, free and clear of all Liens and the Buyer, at the Closing and upon payment of the Purchase Price, will receive good title to the Interests, free and clear of all Liens.

4.2 No Conflict. Neither of the Sellers is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by it or the transfer of the Interests pursuant to the terms of this Agreement.

4.3 Enforceability. This Agreement and each of the other Transaction Documents to which the Sellers are a party were duly and validly executed and delivered by the Sellers and (assuming such agreements constitute the legal, valid and binding obligations of the Buyer) constitute the legal, valid and binding agreement of the Sellers, enforceable against the Sellers in accordance with their terms.

4.4 Brokers. No investment banker, broker, agent, finder, advisor, firm or other Person acting on behalf of the Sellers or its stockholders is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

4.5 Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to the Sellers’ knowledge, threatened, against the Sellers that would affect the consummation of the transactions contemplated by this Agreement.

4.6 Consequential Damages and Lost Profits. THE SELLERS ACKNOWLEDGE AND AGREE THAT THE BUYERS SHALL NOT BE LIABLE UNDER THIS AGREEMENT FOR ANY LOST PROFITS OF EITHER OF THE SELLERS OR INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES OF EITHER OF THE SELLERS.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to each of the Sellers as follows:

5.1. Organization. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida with all power and authority to own or lease all of its properties and assets and to conduct its business as presently conducted.

5.2. Authority of the Buyer. The Buyer has all requisite power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and each of the other Transaction Documents to which it is a party, the performance by the Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the manager of the Buyer and no other proceedings on the part of the Buyer are necessary to authorize this Agreement and each of the Transaction Documents to which the Buyer is a party, the performance of such obligations or the consummation of such transactions.

5.3. Enforceability. This Agreement and each of the other Transaction Documents to which the Buyer is a party was duly and validly executed and delivered by the Buyer and (assuming such agreements constitute the legal, valid and binding obligations of the Sellers) constitute the legal, valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with their terms.

5.4. No Violation or Conflict; Consents. Neither the execution and delivery by the Buyer of this Agreement or any of the other Transaction Documents to which it is a party, nor the performance by the Buyer of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby will, directly or indirectly (with or without notice or lapse of time or both):

(i) violate, contravene, conflict with or Breach any term or provision of the Organizational Documents of the Buyer or any resolution or vote adopted by the manager of the Buyer;

(ii) violate, contravene or conflict with any of the terms, conditions or requirements of, or require any notice to or filing with any Governmental Authority or other Person under, any Permit, Law or Order applicable to the Buyer or any of its assets or properties;

(iii) give any Governmental Authority the right to revoke, withdraw, suspend, cancel, modify, or terminate any Permit held by the Buyer; or

(iv) require any Permit or other Consent of, or filing with or notification to, any Governmental Authority or other Person.

5.5. Brokers. No investment banker, broker, agent, finder, advisor, firm or other Person acting on behalf of the Buyer or its stockholders is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

5.6. Investment Intent. The Buyer is acquiring the Interests for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. The Buyer confirms that the Sellers and the Companies have made available to the Buyer and its representatives and agents the opportunity to ask questions of the officers and management employees of each Company and to acquire such additional information about the business and financial condition of each Company as the Buyer has requested.

5.7. Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to the Buyer’s knowledge, threatened, against the Buyer that would affect the consummation of the transactions contemplated by this Agreement.

5.8. Consequential Damages and Lost Profits; Buyer Due Diligence. THE BUYER ACKNOWLEDGES AND AGREES THAT THE SELLERS SHALL NOT BE LIABLE UNDER THIS AGREEMENT FOR ANY LOST PROFITS OR INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES. THE BUYER CONFIRMS, ACKNOWLEDGES AND AGREES THAT UPON CLOSING IT SHALL HAVE PERFORMED ALL DUE DILIGENCE REQUIRED BY IT WITH RESPECT TO THE INTERESTS TO THE EXTENT THAT THE BUYER MAY WISH SO AND THAT THE BUYER IS RELYING ENTIRELY UPON ITS OWN INVESTIGATION WITH RESPECT TO THE INTERESTS IN PROCEEDING WITH THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1. Conduct of Business of the Companies. During the period from the date of this Agreement to the Closing Date, each of the Companies shall, and each of the Sellers shall cause each of the Companies to: (i) conduct its operations in the Ordinary Course of Business; (ii) use reasonable best efforts to preserve intact its business organization, keep available the services of its current managers, officers, employees, consultants and agents; (iii) use reasonable best efforts to preserve its goodwill; (iv) cooperate with all reasonable due diligence requests of the Buyer; (v) provide the Buyer with reasonable access to all of its books, records, partners and employees of the Company, including but not limited to plans, surveys, reports and other documents or records that pertain to the Company and its assets, including any appraisals or other valuations; and (vi) promptly advise the Buyer in writing of any Material Adverse Event.

6.2. Notification of Certain Matters. The Sellers shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Sellers, of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely (a) to cause any representation or warranty of such party contained in this Agreement to be untrue, inaccurate or incomplete in any material respect at or prior to the Closing, or (b) to result in any material failure of such party to comply with or satisfy any condition, obligation, covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect any representations and warranties or any conditions, obligations, covenants or agreements under this Agreement, or the rights or remedies, pursuant to Article 9, available to the Buyer.

ARTICLE 7
CONDITIONS TO CLOSING

7.1. Conditions to Obligations of the Sellers. The obligations of the Sellers to close the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by the Sellers at or prior to the Closing of the following conditions:

(i) The Buyer shall have performed or complied with its obligations, covenants and agreements contained in this Agreement (considered individually and collectively) required to be performed or complied with at or prior to the Closing;

(ii) The representations and warranties of the Buyer contained in this Agreement (considered individually and collectively) shall be true, correct and complete on and as of the date hereof and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (provided that representations and warranties which are confined to a specific date shall speak only as of such date);

(iii) The Sellers shall have received from the Buyer the deliveries referred to in Section 3.3;

(iv) Each of the Sellers shall have received an opinion regarding the fairness, from a financial point of view, of the consideration to be received by each Seller and/or the interest holders of such Seller, in form and substance satisfactory to such Seller in each Seller’s sole discretion; and

(v) No Law or Order shall have been enacted, entered, promulgated, issued or enforced by any Governmental Authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated hereby; provided, however, that the parties shall use reasonable best efforts to cause any such Law or Order to be vacated or lifted.

7.2. Conditions to Obligations of the Buyer. The obligations of the Buyer to close the transaction contemplated hereby shall be subject to the satisfaction or waiver by the Buyer at or prior to the Closing of the following conditions:

(i) The Sellers shall have performed or complied with their obligations, covenants and agreements, including restrictive covenants, contained in this Agreement (considered either individually and/or collectively, as applicable) required to be performed or complied with at or prior to the Closing;

(ii) The representations and warranties of the Sellers contained in this Agreement (considered individually and collectively) shall be true, correct and complete, when made and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

(iii) The Buyer shall have received the deliveries referred to in Section 3.2;

(iv) No Law or Order shall have been enacted, entered, promulgated, issued or enforced by any Governmental Authority of competent jurisdiction, and no Proceeding shall have been commenced or threatened, which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated hereby; provided, however, that the parties shall use reasonable best efforts to cause any such Law or Order to be vacated or lifted; and

(viii)  No Material Adverse Event shall exist or shall have occurred since the date of this Agreement.

(ix)  The Buyer shall have completed and shall be satisfied with, in its sole reasonable discretion, its due diligence investigation with respect to the business and financial condition of the Company.

ARTICLE 8

TERMINATION

8.1. Termination. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to the Closing, as follows:

(a) by mutual written consent of the Buyer and the Sellers;

(b) by the Buyer or any of the Sellers if the Closing shall not have occurred on or before December 1, 2006 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party hereto whose failure to perform or comply with any covenant, condition or obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions to be consummated on or before such date);

(c) by the Buyer or any of the Sellers if any Governmental Authority of competent jurisdiction shall have issued a final Order restraining, enjoining or prohibiting the transactions contemplated by this Agreement and such Order is or shall have become final and non-appealable;

(d) by any of the Sellers if prior to the Closing Date there shall have been a material Breach of any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement which cannot be or has not been cured within twenty (20) days after notice thereof to the Buyer;

(e) by the Buyer if prior to the Closing Date there shall have been a material Breach of any of the representations, warranties, covenants or agreements on the part of any of the Companies or the Sellers contained in this Agreement which cannot be or has not been cured within twenty (20) days after notice thereof to the Sellers, or (ii) a Material Adverse Event shall have occurred and be continuing; or

(f) by any Seller in the event that such Seller’s Liquidating Trustee believes that it would violate its fiduciary duty to any Seller or its respective beneficiaries close the transactions contemplated hereby.

(g) by the Buyer if, in its sole reasonable discretion, its due diligence investigation shows an unacceptable business and/or financial condition of the Company.

8.2. Effect of Termination.

(a) If this Agreement is terminated in accordance with Section 8.1, this Agreement shall hereafter become null and void and of no further force or effect, except that the terms and provisions of this Section 8.2 and the following other Sections shall survive such termination and shall remain in full force and effect:

Section 10.3 (Notices),

Section 10.4 (Entire Agreement),

Section 10.11 (Expenses), and

Section 10.12 (Governing Law).

(b) (i) In connection with the negotiation and execution of this Agreement, the Sellers agree that the Buyer has devoted significant time and effort and has incurred significant expense in analyzing the transactions contemplated herein. In the event that the Buyer terminates this Agreement pursuant to any applicable subsection of Section 8.1 (subject to the proviso in Section 8.1(b)) or if any of the Sellers terminates this Agreement pursuant to Sections 8.1(c) or 8.1(f) or 8.1(g), the Buyer shall be entitled to the return of the Deposit; otherwise, the Deposit shall be distributed to the Sellers as forth on Exhibit A upon termination of this Agreement. Upon any termination, the parties hereto covenant and agree to immediately provide the Escrow Agent with written instructions regarding the return or distribution of the Deposit. For the avoidance of doubt, each party hereto covenants and agrees to provide such instructions with respect to such termination in accordance herewith, even if such party disputes the basis of such termination. If a dispute exists, such dispute shall be noted in the instructions delivered to the Escrow Agent, and the parties hereto agree that in the event of such a dispute, the instructions delivered to the Escrow Agent shall include an instruction that the Escrow Agent treat the Deposit in accordance with Section F of the Escrow Agreement.

(ii) In addition to the foregoing, in the event this Agreement is terminated by either of the Sellers pursuant to Section 8.1(f) and instructions have been given to the Escrow Agent to return the Deposit to the Buyer, the Sellers shall, within three (3) business days of receipt of a copy of such instructions, pay $100,000 in immediately available funds to the Buyer as liquidated damages and not as a penalty (payable $50,000 each by each of the Sellers) (the “Break-Up Fee”). If the Deposit is returned to the Buyer as provided in (i) above, or, with respect to a termination pursuant to Section 8.1(f), the Deposit is returned and the Break-Up Fee is paid, then such payments under this Section 8.2(b) shall be the sole and exclusive remedy for the Buyer upon the termination of this Agreement.

(c) Except as expressly set forth in Section 8.2(b) above, any termination of this Agreement shall not relieve any party hereto from any Liability for any Breach of its representations, warranties, covenants or agreements contained herein. The exercise of a right of termination under this Agreement by any party hereto shall not be an election of remedies.

ARTICLE 9

INDEMNIFICATION

9.1. Survival.

(a) Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing and shall continue in full force and effect until December 1, 2006.

(b) Covenants and Agreements. All of the covenants and agreements of the parties shall terminate upon the Closing.

(c) Timely Claims. No party shall have any liability (for indemnification or otherwise) based upon any claim for indemnification arising out of the Breach of any representation or warranty contained in this Agreement or in any of the other Transaction Documents, to be fulfilled or complied with at or before the Closing unless such party is given notice asserting a claim with respect thereto prior to the termination of the applicable time period set forth under Section 9.1(a). Any representation or warranty as to which a claim for indemnification (including a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled.

9.2. Terms of Indemnification. Subject to the terms and provisions of this Agreement,

(a) the Sellers, severally but not jointly and severally, shall indemnify the Buyer Parties against, and shall protect, defend and hold harmless the Buyer Parties from, all Damages arising out of, relating to, or resulting from (i) any Breach of any of the Sellers’ or any of the Companies’ respective representations or warranties contained in this Agreement, including the schedules hereto or in any of the other Transaction Documents; or (ii) any Proceeding, commenced at any time (and without regard to any survival period for any representation or warranty contained in this Agreement), that is brought (x) by any beneficial interest holder of any of the Sellers, or (y) on a derivative basis by any beneficial interest holder of any Seller on behalf of such Seller, and, in the case of each of (x) and (y) above, which relates to or arises out of any event, fact or circumstance existing prior to the Closing and relates to the transactions contemplated by this Agreement, including without limitation the liabilities, damages, costs and expenses incurred by the Companies and the Buyer (including attorney’s fees) in connection with the defense, settlement or other resolution thereof;

(b) the Buyer shall indemnify the Seller Parties against, and shall protect, defend and hold harmless the Seller Parties from, all Damages arising out of, relating to, or resulting from any Breach of the Buyer’s representations or warranties contained in this Agreement or in any of the other Transaction Documents.

      9.3. Procedures with Respect to Third-Party Claims. Each party shall promptly notify the other parties upon its having knowledge of the occurrence of any claim, assertion, event, action or proceeding against the Company or any party hereto which would give rise to a claim for indemnification under this Article 9. Promptly after the occurrence of any claim, assertion, event, action or proceeding against the Company or any party hereto which could give rise to a claim for indemnification under this Article 9, the party seeking indemnification (the “Indemnified Party”) shall give notice to the party from whom indemnification is sought (the “Indemnifying Party”) if it wishes to assert a claim for indemnification under this Article 9. The failure of the Indemnified Party to timely deliver any notice hereunder shall not reduce the liability of the Indemnifying Party except to the extent the Indemnifying Party demonstrates that the defense of the subject claim has been prejudiced by such failure. The Indemnifying Party shall then be entitled to participate in such action or proceeding and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party (but prior to assuming such defense the Indemnifying Party shall have acknowledged in writing its indemnification obligation hereunder). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of a claim, the Indemnifying Party shall not be liable to such Indemnified Party under Section 9.2 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If an Indemnifying Party assumes the defense of such an action (a) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party’s consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (b) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected by the Indemnified Party without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnifying Party of the commencement of any action and it does not, within thirty (30) days after the Indemnified Party’s notice is given, give notice to the Indemnified Party of its election to assume the defense thereof (and in connection therewith, acknowledges in writing its indemnification obligation hereunder), the Indemnifying Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that any action may materially and adversely affect it or its Affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Party shall have no liability with respect to judgment entered in any action so defended, or a compromise or settlement thereof entered into, without its consent (which shall not be unreasonably withheld).

9.4. Indemnification Cap and Threshold.

(a) Indemnification Cap. Subject to Section 9.6, the maximum aggregate liability of each party for claims for indemnification made pursuant to Section 9.2 shall be Three Hundred Thousand and 00/100 Dollars ($300,000) (the “Indemnification Cap”).

(b) Indemnification Threshold. No Buyer Party shall be entitled to make any claim for indemnification pursuant to Section 9.2(a) unless and until the aggregate amount of Damages with respect to all such claims that may be made by all Buyer Parties pursuant to this Article 9 as a result of a Breach of any of the Sellers’ representations, warranties, obligations, covenants or agreements set forth in this Agreement exceeds an aggregate of Fifty Thousand and 00/100 Dollars ($50,000) (the “Indemnification Threshold”), after which the Sellers shall be liable for the full amount of such Damages, subject to the Indemnification Cap. No Seller shall be entitled to make any claim for indemnification pursuant to Section 9.2(b) unless and until the aggregate amount of Damages with respect to all such claims that may be made by the Sellers pursuant to this Article 9 exceeds the Indemnification Threshold, after which the Buyer shall be liable for the full amount of such Damages, subject to the Indemnification Cap.

(c) Applicability of Indemnification Cap and Threshold. Notwithstanding anything in this Article 9 to the contrary, neither the Indemnification Cap nor the Indemnification Threshold shall apply to or against, and the parties shall be liable under this Article 9 for, the entirety of any Damages resulting from, arising out of, in the nature of, or caused by (i) any fraudulent, willful or intentional Breach by any party of any of its representations, warranties or covenants set forth herein, or (ii) the indemnification of the Buyer Parties contained in Section 9.2(a)(ii).

9.5. Additional Indemnification Provisions.

(a) Other Recoveries; Insurance. Notwithstanding anything herein to the contrary, no party shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or its Affiliates has been indemnified or reimbursed for such amount under any other provision of this Agreement, the exhibits attached hereto, or any document executed in connection with this Agreement or otherwise. Furthermore, in the event any Damages related to a claim by the Buyer is covered by insurance, the Buyer agrees to use commercially reasonable efforts to seek recovery under such insurance and the Buyer shall not be entitled to recovery from the Sellers (and shall refund amounts received up to the amount of indemnification actually received) with respect to such Damages to the extent, and only to the extent, the Buyer recovers the insurance payment specified in the policy.

(b) Mitigation. The parties shall take all commercially reasonable steps (to the extent then available or possible) to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

9.6. Exclusive Remedy. Except with respect to claims arising out of, in the nature of, or caused by any fraudulent, willful or intentional Breach by any party of any of its representations or warranties set forth herein, and notwithstanding anything to the contrary contained herein, the indemnification provided in this Article 9 shall be the sole and exclusive remedy after the Closing Date available to the parties for Breach. Further, the sole remedy of the Buyer Parties pursuant to this Article 9 for Damages shall be to offset, on a several, but not joint and several basis, against the Additional Consideration that may become payable to a Seller pursuant to Section 2.3. In the event that no Additional Consideration is paid, the Buyer Parties shall not be entitled to collect Damages from either Seller. Nothing contained herein, however, shall preclude a party from seeking injunctive relief or specific performance, under circumstances where such relief might be appropriate, provided that the moving party shall not be entitled to ancillary relief in the nature of Damages or fee awards unless specifically so provided for herein.

ARTICLE 10

GENERAL PROVISIONS

10.1. Parties in Interest; Successors and Assigns; No Third Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, title, privilege, benefit, interest, remedy or claim of any nature whatsoever under or by reason of this Agreement, or any term or provision hereof.

10.2. Assignment. This Agreement and the rights, title, privileges, benefits, interests, remedies and obligations hereunder may not be assigned by any party hereto, by operation of law or otherwise; provided, however, that the Buyer may (a) assign any or all of its rights, title, privileges, benefits, interests and remedies hereunder to any one or more of its Affiliates; (b) designate any one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder); and (c) assign any or all of its rights, title, privileges, benefits, interests and remedies hereunder to and for the benefit of any lender to the Buyer for the purpose of providing collateral security.

10.3. Notices. All notices, requests, claims, instructions and other communications required or permitted under this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by national overnight courier, with all costs and expenses therefore prepaid (c) sent by certified mail, postage prepaid, return receipt requested, or (d) by facsimile transmission, with a confirmation sent by one of the foregoing methods to the address of such party as such party has notified the other parties in writing prior to the date hereof, together with copies to such other persons as such parties may request.

10.4. Entire Agreement. This Agreement, together with each of the other Transaction Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior or contemporaneous agreements and understandings, whether written or oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.

10.5. Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, taken together, shall be deemed to constitute one and the same instrument. This Agreement may be executed by facsimile signature.

10.6. Severability. If any term or other provision of this Agreement is deemed to be invalid, illegal or incapable of being enforced under any Law, Order or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.7. Amendment. This Agreement may not be amended or modified except by a written instrument, specifically referring to this Agreement and signed by each of the parties hereto.

10.8. Waiver. Neither the failure nor any delay of any party to this Agreement to assert or exercise any right, power, privilege or remedy under this Agreement, any of the other Transaction Documents or otherwise, or to enforce any term or provision hereof or thereof, shall constitute a waiver of such right, power, privilege or remedy, and no single or partial exercise of any such right, power, privilege or remedy shall preclude any other or further exercise of such right, power, privilege or remedy or the exercise of any other right, power, privilege or remedy. The rights, powers, privileges and remedies of the parties to this Agreement are cumulative and not alternative. Any waiver of any right, power, privilege or remedy hereunder or under any of the Transaction Documents shall be valid and binding only if set forth in a written instrument specifically referring to this Agreement and signed by the party or parties giving such waiver, and shall be effective only in the specific instance and for the specific purpose for which it is given. At any time prior to the Closing Date, the Buyer with respect to the Sellers and the Sellers with respect to the Buyer may, subject to and in accordance with the provisions of this Section 10.8, (a) waive any inaccuracies in the representations and warranties contained in this Agreement or in any of the other Transaction Documents; and (b) waive compliance with any of the conditions, covenants or agreements contained in this Agreement or in any of the other Transaction Documents.

10.9. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all further agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.10. Legal Counsel. Each party to this Agreement acknowledges and represents that it has been represented by its own separate legal counsel in connection with the negotiations and preparation of this Agreement and each of the other Transaction Documents to which it is a party, and in connection with the transactions contemplated hereby and thereby, with the opportunity to seek advice as to its legal rights from such counsel. Each party hereto further represents that it is being independently advised as to the tax consequences of such transactions.

10.11. Expenses. The Sellers shall bear all reasonable and customary fees, costs and expenses incurred in connection with this Agreement (including the preparation, negotiation and performance hereof) and the transactions contemplated hereby (including fees and disbursements of attorneys, accountants, agents, representatives and financial and other advisors).

10.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to any conflict of Laws principles that would cause the application of the Laws of any other jurisdiction.

[The remainder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly caused this Membership Interest Purchase Agreement to be executed, as an instrument under seal, as of the date first above written.

The Buyer: WEST CO LLC

Signature: _________________________________

Printed Name: _____________________________

Title: ____________________________________

The Sellers:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Liquidating Trustee of
AFG INVESTMENT TRUST C LIQUIDATING TRUST
and
AFG INVESTMENT TRUST D LIQUIDATING TRUST

Signature: _______________________________

Printed Name: ____________________________

Title: ___________________________________

The Companies: C&D IT LLC

By: AFG Investment Trust C Liquidating Trust and AFG Investment Trust C Liquidating Trust D, its Members and Managers

By: Wilmington Trust Company, not in its individual capacity but solely as Liquidating Trustee

Signature: _________________________________

Printed Name: ______________________________

Title: _____________________________________

EFG KIRKWOOD LLC

By: AFG ASIT Corp., as Manager

Signature: _________________________________

Printed Name: ______________________________

Title: _____________________________________

EFG PALISADES LLC

By: AFG ASIT Corp., as Manager

Signature: _________________________________

Printed Name: ______________________________

Title: _____________________________________

Signature Page to Membership Interest Purchase Agreement

EXHIBIT A

Seller	C&D IT LLC			EFG Kirkwood LLC and EFG Palisades LLC			TOTAL
	Interest	Purchase Price Allocation (net of Deposit)	Deposit Allocation	Interest	Purchase Price Allocation (net of Deposit)	Deposit Allocation
AFG Investment Trust C Liquidating Trust	50%	$1,039,292.60	$19,572.37	40% Class A Interest	$1,845,835.38	$34,761.49	$2,939,461.84
AFG Investment Trust D Liquidating Trust	50%	$1,039,292.60	$19,572.37	30% Class A Interest	$1,385,579.42	$26,093.77	$2,470,538.16
TOTAL:		$2,078,585.20	$39,144.74	70% Class A Interest	$3,231,414.80	$60,855.26	$5,410,000.00

EXHIBIT B
ESCROW AGREEMENT

This Agreement is entered into as of the _____ day of ________ 2006 by and among West Co LLC, a Florida limited liability company (“West Co”) (the “Buyer”), AFG Investment Trust C Liquidating Trust (“Trust C Liquidating Trust”), AFG Investment Trust D Liquidating Trust (“Trust D Liquidating Trust” and, together with Trust C Liquidating Trust, each a “Seller” and, together, the “Sellers”), C&D IT LLC, EFG Kirkwood LLC and EFG Palisades LLC, each a Delaware limited liability company (each a “Company” and together the “Companies”) and Wilmington Trust Company, as escrow agent (the "Escrow Agent").

This Agreement is being entered into in connection with the execution of a Membership Interest Purchase Agreement (the “Purchase Agreement”) among the Buyer, the Sellers and the Companies relating to the sale of equity interests in the Companies (the “Interests”). All terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

In consideration of the payments herein provided for and the mutual agreements of the parties herein contained, the parties hereto agree as follows:

(A) The Escrow Agent has established in its own name a special account, Number _____________ (the "Escrow Account"). All deposits by the parties in the Escrow Account shall be made by wire transfer of immediately available funds to the Escrow Agent as follows: ABA# ________, Account No. __________, Name: West Co Escrow, Ref:  Attn:  [Steve Cimalore, VP]. All funds deposited therein shall be held without interest;

(B) Upon execution of this Agreement, West Co shall forward to the Escrow Account the sum of One Hundred Thousand Dollars ($100,000) (the “Deposit”);

(C) Thereupon, upon written instructions by all parties hereto, the Escrow Agent is authorized and directed to take such action as the parties may direct pursuant to the terms of the Purchase Agreement;

(D) Any instructions, directions or notices required to be delivered hereunder to the Escrow Agent (i) shall be in writing, (ii) may be delivered by hand delivery, reputable overnight courier, facsimile or telecopy, and (iii) may be executed in one or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument. All notices to the Escrow Agent shall be addressed as follows:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Trust Administration
Fax: (302) 636-4149

(E) The Escrow Agent shall act as stakeholder and shall not be responsible for genuineness, validity, sufficiency or collectibility of funds deposited hereunder or any description of property or other thing therein, and shall not be required to determine the existence of any fact or decide any questions of law. It shall not be liable in any respect on the account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such funds, its duties hereunder being limited to the safekeeping of such funds received by it as Escrow Agent, and for the delivery of the same in accordance with this Agreement. The parties hereto recognize that Wilmington Trust Company is acting as Escrow Agent hereunder and also as the Liquidating Trustee of each of the Sellers. Each of the parties hereto recognizes that acting in both capacities creates a potential conflict of interest with respect to Wilmington Trust Company, and each party hereto hereby waives any and all such conflicts of interest.

(F) In accepting any funds delivered hereunder it is agreed and understood between the parties hereto that the Escrow Agent will not be called upon to construe any contract or instrument deposited herewith, and shall be required to act in respect of the deposits herein made only upon the joint consent in writing, of the parties hereto, and in the failure of such agreement or consent, it reserves the right to hold any money in its possession concerning this escrow, until a mutual agreement in writing has been reached between all of said parties and delivered to it or until delivery is legally authorized and ordered by final judgment or decree of the courts of the State of Delaware or other court of competent jurisdiction; and in case the Escrow Agent obeys or complies with any judgment, order or decree of a court of competent jurisdiction, it shall not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding that any such judgment, order or decree is subsequently reversed, modified, annulled, set aside or vacated.

(G) The Escrow Agent, as part of the consideration for the acceptance of this escrow, will not be liable for any acts or omissions done in good faith, nor for any claims, demands or losses, nor for any damages made or suffered by any party to this escrow, except such as may arise through or be caused by its bad faith or gross negligence.

(H) The Escrow Agent's fee in the amount of $2,500 and expenses shall be paid by the Sellers at the Closing. In addition, the Escrow Agent shall be entitled to reasonable compensation, including attorney's fees and expenses for unusual circumstances or, in the event it is necessary to seek an order by a court, it may employ attorneys for the reasonable protection of the escrow property and of itself and shall have a lien on all money, documents or property held in escrow to cover the same.

(I) In the event the escrow instructions set forth in paragraph (C) above have not been accomplished on or before 5:00 P.M., E.S.T., December 1, 2006, the Escrow Agent shall have the right to consider this Agreement of no further force and effect, and shall have the right to return the Deposit to West Co and the delivery of the Deposit in accordance herewith shall relieve the said Escrow Agent from any further liability with reference thereto; this provision, however, may at any time be waived by the Escrow Agent. An extension of the term of this escrow may be entered into at any time by the mutual consent of the parties hereto, upon the condition, however, that the same be reduced to writing and delivered to and accepted by the said Escrow Agent.

(J) It is further understood and agreed between the parties that this Agreement is the only contract between the Escrow Agent and the parties hereto and that it supersedes any other contract with reference to this escrow deposit, insofar as said Escrow Agent is concerned, and that the said Escrow Agent may rely absolutely hereon to the exclusion of any and all other agreements between the parties hereto.

(K) This Agreement may be executed in multiple counterparts, each of which shall constitute an original, all of which, taken together, shall constitute one and the same instrument.

(L) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[The remainder of this page is left intentionally blank. Signature page follows.]

This Escrow Agreement has been executed by the parties hereto as of the date set forth above.

The Buyer: WEST CO LLC

Signature: _________________________________

Printed Name: _____________________________

Title: ____________________________________

The Sellers:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Liquidating Trustee of
AFG INVESTMENT TRUST C LIQUIDATING TRUST
and
AFG INVESTMENT TRUST D LIQUIDATING TRUST

Signature: _______________________________

Printed Name: ____________________________

Title: ___________________________________

The Companies: C&D IT LLC

By: AFG Investment Trust C Liquidating Trust and AFG Investment Trust C Liquidating Trust D, its Members and Managers

By: Wilmington Trust Company, not in its individual capacity but solely as Liquidating Trustee

Signature: _________________________________

Printed Name: ______________________________

Title: _____________________________________

EFG KIRKWOOD LLC

By: AFG ASIT Corp., as Manager

Signature: _________________________________

Printed Name: ______________________________

Title: _____________________________________

EFG PALISADES LLC

By: AFG ASIT Corp., as Manager

Signature: _________________________________

Printed Name: ______________________________

Title: _____________________________________

The foregoing escrow is accepted as of the above date.

The Escrow Agent: WILMINGTON TRUST COMPANY

Signature: ________________________

Printed Name: _____________________

Title: ____________________________

EXHIBIT C-1

ASSIGNMENT INSTRUCTIONS

_________________, 2006

EFG Kirkwood LLC
EFG Palisades LLC
c/o AFG ASIT Corporation, Manager
200 Nyala Farms
Westport, CT 06880

Attn: James A. Coyne, Senior Vice President

Re: Assignment of membership interests in
EFG Kirkwood LLC and EFG Palisades LLC (the “Companies”)

To Whom It May Concern:

The undersigned, being the holder of 40% of the Class A Interests in EFG Kirkwood LLC and 40% of the Class A Interests in EFG Palisades LLC, hereby consents to and approves the transfer and assignment of the foregoing interests on the date hereof as contemplated in that certain Membership Interest Purchase Agreement of even date herewith. The undersigned hereby instructs the Managers of each of the Companies to reflect such transfer and assignment on the books and records of such Companies.

AFG INVESTMENT TRUST C LIQUIDATING TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely as Liquidating Trustee

By: ______________________________________
Printed Name:______________________________
Its: ______________________________________

EXHIBIT C-2

ASSIGNMENT INSTRUCTIONS

_________________, 2006

EFG Kirkwood LLC
EFG Palisades LLC
c/o AFG ASIT Corporation, Manager
200 Nyala Farms
Westport, CT 06880

Attn: James A. Coyne, Senior Vice President

Re: Assignment of membership interests in
EFG Kirkwood LLC and EFG Palisades LLC (the “Companies”)

To Whom It May Concern:

The undersigned, being the holder of 30% of the Class A Interests in EFG Kirkwood LLC and 30% of the Class A Interests in EFG Palisades LLC, hereby consents to and approves the transfer and assignment of the foregoing interests on the date hereof as contemplated in that certain Membership Interest Purchase Agreement of even date herewith. The undersigned hereby instructs the Managers of each of the Companies to reflect such transfer and assignment on the books and records of such Companies.

AFG INVESTMENT TRUST D LIQUIDATING TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely as Liquidating Trustee

By: ______________________________________
Printed Name:______________________________
Its: ______________________________________